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                                                                    EXHIBIT 10.1


                          MANAGEMENT SERVICES AGREEMENT


     THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement") is made as of this 30th day of October, 2000 (the "Effective Date"), by and between FMiTV Networks, Inc., a Delaware corporation ("FMiTV"), and Entertainment Boulevard, Inc., a Nevada corporation ("Entertainment Boulevard").

     WHEREAS, FMiTV operates an online entertainment network of websites accessible at http://www.FMiTV.com;

     WHEREAS, Entertainment Boulevard operates internet websites accessible at http://www.vidnet.com; and

     WHEREAS, FMiTV desires to provide to Entertainment Boulevard, and Entertainment Boulevard desires to receive from FMiTV, under the terms and conditions of this Agreement, management services for all aspects of Entertainment Boulevard internet sites to expand the ability of both parties to generate advertising and merchandise offerings and syndicated content in the United States and abroad.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     When used in this Agreement, the following capitalized terms shall have the following meanings ascribed to such terms:

     "Advertising" shall be defined to mean any advertisements including, but not limited to, banner advertisements on the FMiTV Site (except advertising appearing on third party channels), and ad tags on messages featuring Entertainment Boulevard Content.

     "Budget" means the budget prepared by FMiTV and attached hereto as Exhibit "A" reflecting operating expenses and projected revenues in connection with the Entertainment Boulevard Channel. FMiTV may revise the Budget quarterly as specified in Section 2.7 herein.

     "Channel" means one or more areas on the FMiTV Network dedicated to or using specific Content.

     "Closing" means the consummation of the transactions contemplated in this Agreement.

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     "Content" means text, graphics, photographs, animation, characters, illustrations, features, recordings, video, audio, CD-ROMS, proprietary software packages, tools and systems, and/or other data or information relating to any subject, including, without limitation, data or information relating to subscribers.

     "Contracts" of a Person shall mean all contracts, agreements, warranties, guaranties, indentures, bonds, options, leases, subleases, easements, mortgages, plans, collective bargaining agreements, licenses, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into or binding upon that Person or to which any property of that Person may be subject.

     "Entertainment Boulevard Channel" means the area on the FMiTV Network dedicated to Entertainment Boulevard Content established and operated pursuant to Section 2.1.

     "Entertainment Boulevard Content" means Content of Entertainment Boulevard delivered to FMiTV pursuant to Section 4.1 as such content may be modified, deleted, enhanced or added to pursuant to Section 2.1.

     "Entertainment Boulevard Representative" means a representative of Entertainment Boulevard designated by Entertainment Boulevard to FMiTV.

     "Entertainment Boulevard Shares" means the shares of Entertainment Boulevard Series B Preferred Stock issuable to FMiTV under the terms and conditions contained herein.

     "FMiTV Network" means all Channels and programming services supported by FMiTV, including the Entertainment Boulevard Channel.

     "Gross Revenue" shall mean the moneys actually received by FMiTV specifically attributable to the Entertainment Boulevard Channel including, but not limited to, such moneys received from advertising, net profits or commissions from product sales and subscription fees.

     "Intellectual Property Rights" means all inventions, discoveries, trademarks, service marks, patents, domain names, URLs, trade names, copyrights, moral rights, jingles, know-how, intellectual property, software, shop rights, licenses, developments, research data, designs, technology, trade secrets, test procedures, processes, route lists, customer lists, computer programs, computer discs, computer tapes, literature, reports and other confidential information, intellectual and similar intangible property rights, whether or not patentable or copyrightable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, registrations of and extensions, divisions, renewals and reissuance of, any of the foregoing, and rights therein, including without limitation (a) rights under any royalty or licensing agreements, and (b) programming and programming rights, on any distribution medium (i.e. audio, video, film, digital).

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     "Knowledge" shall mean, with respect to Entertainment Boulevard, the actual knowledge of each of its directors, executive officers and key employees, the knowledge that each such person would have acquired upon reasonable inquiry and the knowledge that is imputed to each such person and/or Entertainment Boulevard by operation of applicable law.

     "Lien" shall mean any lien, encumbrance, pledge, mortgage, security interest, lease, charge, conditional sales contract, option, restriction, reversionary interest, right of first refusal, voting trust arrangement, preemptive right, claim under bailment or storage contract, easement or any other adverse claim or right whatsoever.

     "Material Adverse Change" or "Material Adverse Effect" or other similar phrase including the word "material" with respect to the condition (financial or otherwise), assets, liabilities, business, operations or prospects of Entertainment Boulevard shall mean any adverse change or effect or potential adverse change or effect, or any series thereof, involving more than Twenty-Five Thousand Dollars ($25,000) in the aggregate.

     "Material Contracts" means, collectively, the Contracts of Entertainment Boulevard which are set forth in Schedule 3.3.

     "Net Revenue" shall mean Gross Revenue less Operating Expenses.

     "Operating Expenses" means those expenses of FMiTV attributable to the Entertainment Boulevard Channel and that are actually paid (in cash or in kind).

     "Permitted Liens" shall mean (i) Liens for taxes or governmental assessments, charges or claims the payment of which is not yet due, or for taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of laboratories, carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (iv) Liens securing executory obligations under any lease that constitutes an "operating lease" under GAAP; and (v) customary Liens, which Liens, if enforced, in the aggregate would not have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of Entertainment Boulevard.

     "Person" means any natural person, legal entity, or other organized group of persons or entities. (All pronouns whether personal or impersonal, which refer to a person include natural persons and other persons.)

     "Required Contractual Consents" shall mean those consents required to consummate the transaction.

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     "Site" means any on-line presence including, but not limited to, those using WWW, MMM, or any other new technologies that allow for the dissemination of information via the Internet, owned, operated or affiliated with an organization.

                                   ARTICLE II
                              PROVISION OF SERVICES

     2.1 CONTENT. FMiTV will establish, operate and integrate into the FMiTV Network a separate Channel for the delivery of Entertainment Boulevard Content. The overall structure of the initial launch of the Entertainment Boulevard Channel, including the design, look, feel and navigation therein, shall be submitted by FMiTV to Entertainment Boulevard for its approval, which approval shall not be unreasonably withheld or delayed. Thereafter, upon reasonably detailed informational notice to an Entertainment Boulevard Representative, FMiTV shall have the right (i) to determine the Content and all other elements that will be displayed on the Entertainment Boulevard Channel, (ii) to add to, delete, modify or enhance the Entertainment Boulevard Content, and (iii) to redesign or modify the organization, structure, look, feel and functionality, navigation and other elements of the Entertainment Boulevard Channel.

     2.2 PROMOTION; SUBSCRIPTION AND ADVERTISING TRACKING. FMiTV will use reasonable commercial efforts to promote the Entertainment Boulevard Channel and will deliver to Entertainment Boulevard tracking and reporting information describing the number of advertisements sold and other subscription information within forty-five (45) days after the end of months one, two and three of the Term (as hereinafter defined) and within thirty (30) days after the end of each month thereafter.

          a. ALLOCATION OF ADVERTISING. FMiTV shall have the right to allocate FMiTV Network Advertising over the Channel in its sole and absolute discretion upon notice to an Entertainment Boulevard Representative.

          b. ACKNOWLEDGMENT. Entertainment Boulevard acknowledges and agrees that any and all Entertainment Boulevard Advertising shall be in FMiTV's sole and absolute discretion, and that FMiTV shall have no obligation to provide or allocate advertising or to generate any advertising revenue in connection with this Agreement.

     2.3 ALLOCATION OF REVENUE AND EXPENSES. In the event that a subscriber subscribes to the Entertainment Boulevard Channel concurrently with one or more other Channels on the FMiTV Network then Entertainment Boulevard shall receive a fair and reasonable allocation of such revenue generated therefrom to be determined in FMiTV's reasonable and good faith discretion after consultation with Entertainment Boulevard. Further, to the extent that any expenses are attributable to more than one Channel on the FMiTV Network, FMiTV shall, in its reasonable and good faith discretion after consultation with Entertainment Boulevard, allocate such expenses to all of the Channels to which the expense applies.

     2.4 TECHNICAL SUPPORT. FMiTV will provide data and systems services for the maintenance of the Entertainment Boulevard Channel.

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     2.5  CONTENT AND DISTRIBUTION AGREEMENTS. FMiTV shall have the right subject to the approval of Entertainment Boulevard, which approval shall not be unreasonably withheld or delayed, to (i) re-negotiate Material Contracts (within the re-negotiation parameters projected by FMiTV and approved by Entertainment Boulevard, which approval shall not be unreasonably withheld or delayed), and
(ii) on behalf and in the name of Entertainment Boulevard, enter into new content and distribution alliances not otherwise provided for in the Budget which FMiTV determines in good faith to be in the best interests of Entertainment Boulevard Channel. FMiTV shall have the right without the need for any additional approval of Entertainment Boulevard to enter into new content and distribution alliances provided for in the Budget. To facilitate the re-negotiation of Material Contracts, Entertainment Boulevard shall execute one or more powers of attorney appointing FMiTV its agent, in a form satisfactory to FMiTV.

     2.6 KIIS-FM PAYABLES. Within sixty (60) days of the Closing, FMiTV will render all reasonable assistance to Entertainment Boulevard in obtaining approval from KIIS-FM to convert all existing payables owed to KIIS-FM into Entertainment Boulevard common stock using a valuation of $0.13 per share, although no assurance is given as to whether KIIS-FM will agree to convert on the terms hereof.

     2.7 NO REPRESENTATION. FMiTV makes no representation or warranty concerning the amount of Gross Revenues to be generated for the Entertainment Boulevard Channel.

     2.8 REVISION TO BUDGET. Upon notice to Entertainment Boulevard, FMiTV shall have the right in consultation with an Entertainment Boulevard Representative to revise the Budget on a quarterly basis, provided that any increase in the Budget greater than 25% of the Budget in the previous quarter shall require the approval of Entertainment Boulevard, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE III
                         PAYMENTS, REVENUES AND EXPENSES

     3.1 BANK ACCOUNT. A separate bank account ("Bank Account") shall be established exclusively for the payment and receipt of all monies in connection with the Entertainment Boulevard Channel at a bank to be agreed upon by both parties. The Bank Account shall be managed by FMiTV and be owned by FMiTV subject to the rights of Entertainment Boulevard to receive payment under this Agreement. All Gross Revenues shall be deposited into, and all Operating Expenses shall be withdrawn from, the Bank Account. FMiTV shall provide Entertainment Boulevard with copies of monthly statements and cancelled checks within ten (10) days of receipt.

     3.2  INITIAL CONTRIBUTION TO EXPENSES.

          a. ENTERTAINMENT BOULEVARD ADVANCE. Entertainment Boulevard shall deposit into the Bank Account a $400,000 advance (the "Entertainment Boulevard Advance") in equal installments of $133,333 during the first three months of this Agreement in order to cover Budget expenses in connection with the Entertainment

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Boulevard Channel. The installment due with respect to the first month shall be paid on the last day of that month, with the balance of the installments due on the first day of each successive month. The Entertainment Boulevard Advance shall be returned as set forth in Section 6.2.

          b. FMITV ADVANCE. At the start of each month during the Term (subject to early termination pursuant to Section 6.1), FMiTV shall deposit into the Bank Account that amount of money equal to the difference between the Budget (as may be revised under this Agreement) for that month and the amount in the Bank Account (the "FMiTV Advance"), except with respect to the first month where such FMiTV Advance shall not be due until Entertainment Boulevard has completed the deliveries set forth in Section 7.2. The FMiTV Advance shall be returned as set forth in Section 6.2.

          c. SHORTFALL. To the extent that Entertainment Boulevard fails to pay the full amount of the Entertainment Boulevard Advance, such shortfall (the "Shortfall") shall be paid into the Bank Account by FMiTV if and to the extent necessary. Solely in the event of a Shortfall, Entertainment Boulevard shall issue to FMiTV additional shares of Entertainment Boulevard Common Stock (the "Shortfall Shares") in an amount equal to twice the Shortfall paid divided by 70% of the market price of the Entertainment Boulevard Common Stock as of the date on which Entertainment Boulevard failed to make such payment. As used herein, "market price" shall mean the average of the closing bid price of the shares of Entertainment Boulevard Common Stock for the five trading days preceding the applicable date.

     3.3 ISSUANCE OF ENTERTAINMENT BOULEVARD SHARES TO FMITV. As partial consideration for FMiTV's services hereunder, Entertainment Boulevard shall issue Entertainment Boulevard Shares as set forth in this Section 3.3 and
Section 7.2(d)(i). It is the understanding and agreement of the parties that if all of the milestones have been achieved as provided herein, FMiTV shall be entitled to receive such number of Entertainment Boulevard Shares which upon conversion (inclusive of the Entertainment Boulevard Shares issuable pursuant to Section 7.2(d)(i)) shall entitle FMiTV to receive a percentage (the "Target Percentage") of the outstanding shares of the common stock of Entertainment Boulevard equal to 20% plus that percentage of the outstanding shares of Entertainment Boulevard Common Stock represented by the Shortfall Shares (the "Shortfall Percentage"). The Target Percentage shall be determined as follows:

          (.20 + Shortfall Percentage) x A-(1,000,000 x B)
                                         -----------------
                                                 A

where A equals the aggregate number of shares issuable pursuant to this Section
3.3 (assuming the milestones have been achieved) and Section 7.2(d)(i) and B is the number of milestones not yet achieved. In the event that at any time during the term of this Agreement, Entertainment Boulevard issues any shares of Common Stock or shares of Preferred Stock (with or without consideration), it shall promptly notify FMiTV and, as soon as practicable, but not later than within fifteen (15) business days, issue to FMiTV such additional Entertainment Boulevard Shares so that upon conversion thereof, FMiTV will retain the Target Percentage as such Percentage may be adjusted as provided above. When the Target Percentage is revised to reflect the achievement of one or more

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milestones or a Shortfall, Entertainment Boulevard shall issue such additional shares as would be required to maintain the then Target Percentage.

     The terms, rights and preferences of the Entertainment Boulevard Shares shall be set forth in a certificate of designation to be filed with the Secretary of State of Nevada (the "Certificate"). The Certificate shall be subject to the reasonable approval of FMiTV but shall contain such conversion rights and antidilution provisions consistent with the foregoing and, in addition, a provision that without the approval of the holders of the Entertainment Boulevard Shares, Entertainment Boulevard may not issue a series of Preferred Stock containing terms which are more favorable than terms of the Entertainment Boulevard Shares.

     Each Entertainment Boulevard Share shall be convertible into not fewer than 1,000 shares of common stock (adjusted for stock splits, reverse stock splits, stock dividends).

     As provided for in Section 7.2(d)(ii), Entertainment Boulevard shall issue to FMiTV one thousand (1,000) Entertainment Boulevard Shares, subject to the representations and warranties contained herein. Further, Entertainment Boulevard shall issue to FMiTV an additional one thousand (1,000) Entertainment Boulevard Shares upon the achievement of each of the following:

          a. the re-negotiation of one or more Material Contract(s) set forth on Exhibit 3.3; provided, however, that no more than 1,000 Entertainment Boulevard Shares shall be issued under this subparagraph a.;

          b. the receipt of cumulative Gross Revenues of at least $800,000 during the Term;

          c. the receipt of cumulative Gross Revenues of at least $2,200,000 during the Term.

          d. NET REVENUE. After retaining twenty percent (20%) of Net Revenues generated during the quarter as a reserve ("Reserve") for future Operating Expenses and paying to FMiTV an amount equal to the dollar amount, if any, by which the FMiTV Advance exceeds $400,000 to the extent not previously recouped, the balance of the Net Revenues for such quarter, if any, shall be distributed within thirty (30) days from the end of each calendar quarter in which such Net revenues are generated, one-half to FMiTV (as its management fee) and one-half to Entertainment Boulevard.

          e. BARTER. To the extent FMiTV receives or provides any goods and/or services on a barter basis as compensation, the value of such goods and/or services shall be considered Gross Revenue or Operating Expense, respectively, which shall be allocated to Entertainment Boulevard as agreed by the parties.

          f. POST-TERMINATION RECEIPT OF GROSS REVENUE. To the extent any Net Revenues pursuant to Section 3.4(b) above are paid subsequent to the termination or expiration of this Agreement with respect to operation of the Entertainment Boulevard

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Channel for periods prior to termination, FMiTV shall pay such Net Revenues less
FMiTV's 50% management fee to Entertainment Boulevard within fifteen (15) business days after FMiTV's receipt of Gross Revenues which caused such Net Revenues to become payable. FMiTV shall maintain the Bank Account for a reasonable period of time subsequent to the termination or expiration of this Agreement in order to comply with this Section 3.4(d).

          g. STATEMENTS. All payments of Net Revenues hereunder shall be accompanied by a statement reflecting the sources of Gross Revenues and deductions for Operating Expenses and the Reserve. Within fifteen (15) days after the end of each month, FMiTV shall provide Entertainment Boulevard with a report of Gross Revenues generated during such month.

                                   ARTICLE IV
                     OBLIGATIONS OF ENTERTAINMENT BOULEVARD

     4.1 DELIVERY OF CONTENT. Entertainment Boulevard will deliver all Content to FMiTV pursuant to Section 7.2(a) below.

     4.2 EMPLOYEES. FMiTV may hire such former employees of Entertainment Boulevard as it shall choose on such terms as it and the employee shall determine. Such employees shall be referred to herein as "Transferred Employees." Entertainment Boulevard shall have terminated the employment of all the Transferred Employees on or before the Closing and shall have paid, at the time of such termination, all salaries, benefits, and all other amounts accruing or owing through and as of the Closing to such employees. Entertainment Boulevard agrees that FMiTV shall have no responsibility to provide continuation of health coverage, commonly known as COBRA, to any Terminated Employee who is eligible for COBRA on or after the Closing.

     4.3 CONSENTS. Entertainment Boulevard will use its best efforts to obtain any necessary consents required by the transactions contemplated herein under all Material Contracts.

     4.4 ARTWORK. Entertainment Boulevard will deliver to FMiTV all Entertainment Boulevard artwork in its possession relating to the Entertainment Boulevard Channel (the "Artwork") pursuant to Section 7.2(b).

     4.5 HARDWARE. Entertainment Boulevard will deliver that equipment related to the operation of the Entertainment Boulevard Site (the "Hardware") pursuant to Section 7.2(c).

     4.6 REQUIRED APPROVALS. To the extent that the exercise of any rights of FMiTV herein require the approval of Entertainment Boulevard pursuant to notice given by FMiTV, the failure of Entertainment Boulevard to respond within ten
(10) days after receipt of such notice shall be deemed an approval with respect to the exercise of the particular right by FMiTV.


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                                    ARTICLE V
                                    LICENSES

     5.1  ENTERTAINMENT BOULEVARD LIMITED LICENSE.

          a. SCOPE. During the Term (as defined herein), FMiTV shall be an exclusive distributor for delivery of Entertainment Boulevard Content.

          b. GRANT. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions of Article XI hereof, Entertainment Boulevard hereby grants to FMiTV during the Term hereof, an exclusive, non-transferable, limited license to use, reproduce, modify and display the Entertainment Boulevard trademarks and logos provided by Entertainment Boulevard to FMiTV hereunder (the "Entertainment Boulevard Trademarks") and the Entertainment Boulevard Content in connection with the use and display of the Entertainment Boulevard Content on the Entertainment Boulevard Channel or any other Channel, the delivery of messages featuring Entertainment Boulevard Content to subscribers and the promotion of the Entertainment Boulevard Channel. FMiTV shall have the right, upon notice to and approval by Entertainment Boulevard, which approval shall not to be unreasonably withheld or delayed, to change the name and logo attributable to the Entertainment Boulevard Channel and such revised names and logos shall be the property of Entertainment Boulevard.

                                   ARTICLE VI
                           TERM; TERMINATION; RENEWAL

     6.1 TERM AND RENEWAL. The term of this Agreement shall commence on the date hereof and shall continue for a period of two (2) years unless earlier terminated as provided in clauses (a), (b) or (c) below (the "Initial Term"). FMiTV shall have the option upon written notice to Entertainment Boulevard at least forty-five (45) days prior to the end of the Initial Term to renew this Agreement for an additional one year term if there have been Gross Revenues of at least $5,000,000 for the second year of the Term (the Initial Term and any renewal term are referred to herein as the "Term").

          a. FIRST YEAR GROSS REVENUES. Either party may terminate this Agreement upon delivery of written notice to the other party within thirty (30) business days after the end of the first year of the Initial Term in the event that annual Gross Revenues for such year are less than $2,500,000.

          b. MATERIAL BREACH. Either party may terminate this Agreement upon delivery of written notice of termination to the other party in the event such other party materially breaches any representation, covenant or agreement made by it hereunder or otherwise fails to perform any of its material obligations hereunder, provided that such breach or failure has not been cured within thirty
(30) days after delivery of written notice of such breach.

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          c.   BANKRUPTCY. In the event that either party hereto shall make an assignment for the benefit of its creditors, or shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, now or hereafter existing, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within thirty (30) calendar days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or shall have a custodian, trustee, or receiver appointed for, or have any court take jurisdiction of, its properties, or any part thereof, in any voluntary or involuntary proceeding, including, but not limited to, those for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee, or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated, or stayed within thirty (30) days after the appointment, then the other party hereto may, by giving written notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination.

     6.2 RETURN OF PROPERTY. Except as otherwise limited or restricted by the terms and provisions of existing contractual obligations, upon the effective date of termination or expiration of this Agreement, (i) FMiTV shall promptly return all Entertainment Boulevard Trademarks, Intellectual Property Rights, Entertainment Boulevard Content, Artwork (including any new name and logo for the Entertainment Boulevard Channel), and Hardware (in the same condition as delivered, reasonable wear and tear excepted, and as the configuration thereof may be modified as needed for operation of the Channel) delivered to FMiTV by Entertainment Boulevard and FMiTV shall have no rights in and to the Original Content and Intellectual Property Rights and shall cease to use and return to Entertainment Boulevard any such Original Content and Intellectual Property Rights in its possession or under its control; (ii) FMiTV shall immediately cease to use any of Entertainment Boulevard's Trademarks and Content and shall immediately remove all Entertainment Boulevard Content and the Entertainment Boulevard Channel from the FMiTV Network; (iii) as soon as practicable, to the extent not previously recouped, FMiTV shall distribute to itself the FMiTV Advance and to Entertainment Boulevard the Entertainment Boulevard Advance and a fair allocation to the parties of equipment purchased for the Entertainment Boulevard Channel and any amounts remaining after reserving for anticipated obligations and expenses; (iv) if, during the term of this Agreement and out of Operating Expenses, FMiTV develops any new site, Content, and/or Channel using Entertainment Boulevard Content or Intellectual Property Rights ("New Content and Intellectual Property Rights") that New Content and Intellectual Property Rights shall be owned by FMiTV and Entertainment Boulevard shall have no rights in and to the New Content and Intellectual Property Rights and shall cease to use and return to FMiTV any such New Content and Intellectual Property Rights in its possession or under its control; and (v) the rights and obligations of each party hereunder shall terminate; provided, however, that notwithstanding the foregoing, the rights and obligations of the parties hereto under Article XI hereof, and FMiTV's obligations to pay Entertainment Boulevard pursuant this
Section 6.2 hereof shall survive such expiration and termination.

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                                   ARTICLE VII
                                     CLOSING

     7.1 TIME AND PLACE. The Closing shall take place at the offices of Loeb & Loeb LLP, 10100 Santa Monica Boulevard, Los Angeles, California, at 10:00 a.m. on October 30, 2000 ("Closing") or such other place or date as the parties may agree in writing.

     7.2 CLOSING TRANSACTIONS. Within ten (10) days of the Closing, the following shall occur:

          a. DELIVERY OF CONTENT. Entertainment Boulevard will deliver all Content to FMiTV to the extent FMiTV reasonably deems necessary for FMiTV to perform its services as contemplated hereunder or otherwise use its best efforts to make available such Content.

          b. ARTWORK. Entertainment Boulevard will deliver the Entertainment Boulevard Artwork, which shall include a logo(s) for use by FMiTV in connection with the delivery of Entertainment Boulevard Content on certain designated pages of FMiTV internet sites or the delivery of messages featuring Entertainment Boulevard Content to subscribers as provided for herein.

          c. HARDWARE. Entertainment Boulevard will deliver to the FMiTV offices the Hardware.

          d.   ENTERTAINMENT BOULEVARD PREFERRED STOCK.

               (i) CONVERSION OF EXISTING DEBT. FMiTV will convert the existing debt of $407,000 owed by Entertainment Boulevard to FMiTV into the number of shares of Entertainment Boulevard Shares equal to 407,000 divided by the lesser of $0.13 or the five day average of the closing price of Entertainment Boulevard common stock at the Closing, and shall deliver a stock certificate therefor.

               (ii) Entertainment Boulevard will issue one thousand (1,000) Entertainment Boulevard Shares to FMiTV containing terms and provisions approved by FMiTV, and shall deliver stock certificates therefor, in accordance with
Section 3.3 hereof.

          e. FMITV COMMON STOCK. The parties acknowledge that FMiTV is currently conducting a private placement of shares of common stock at a price of $5.00 per share. For a period of eighteen (18) months Entertainment Boulevard shall have the option (the "Option") to purchase up to 400,000 shares of FMiTV common stock at the private placement price. In the event that Entertainment Boulevard elects to exercise the Option, Entertainment Boulevard shall execute and deliver to FMiTV during such period a subscription agreement in the form used in the private placement; provided, however, that Entertainment Boulevard shall receive the same registration rights as other investors in the private placement. In the event that the shares subject to the Option are changed into or exchanged for a different number or kind of shares of FMiTV or other securities

                                       11

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of FMiTV by reason of recapitalization, reclassification, stock split, stock dividend or combination of shares, an appropriate and equitable adjustment in the number and kind of shares subject to the Option shall be made so that Entertainment Boulevard's proportionate interest shall be maintained as before the occurrence of any such event.

          f. POWER OF ATTORNEY. Entertainment Boulevard shall deliver to FMiTV one or more powers of attorney appointing FMiTV as Entertainment Boulevard's agent, in a form as FMiTV and its counsel may reasonably request.

          g. DELIVERY OF ADDITIONAL DOCUMENTS. Entertainment Boulevard shall deliver to FMiTV any and all security agreements, financing statements, assignments, documents, instruments and conveyances reasonably requested by FMiTV to effect the consummation of the transactions contemplated by this Agreement, to evidence FMiTV's interest in and title to the Entertainment Boulevard Shares, and to perfect FMiTV's security interest in and to the Bank Account and the contents thereof.

                                  ARTICLE VIII
            REPRESENTATIONS AND WARRANTIES OF ENTERTAINMENT BOULEVARD

     Entertainment Boulevard represents and warrants to FMiTV that:

     8.1 ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER. Entertainment Boulevard is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. Entertainment Boulevard has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver the Entertainment Boulevard Shares.

     8.2 AUTHORIZATION OF AGREEMENTS, ETC. The execution and delivery by Entertainment Boulevard of this Agreement and the performance by Entertainment Boulevard of its respective obligations hereunder, and the issuance, sale and delivery of the Entertainment Boulevard Shares, as defined in Article I, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificates of Incorporation of Entertainment Boulevard or the By-laws of Entertainment Boulevard, or any provision of any indenture, agreement or other instrument to which Entertainment Boulevard or any of its respective properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any assets of Entertainment Boulevard.

     8.3 CAPITALIZATION. Immediately prior to the Closing, the entire authorized capital stock of Entertainment Boulevard will consist of 250,000,000 shares of common

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


stock, par value .001 per share, of which no more than 25,000,000 shares will be issued and outstanding and 1,000,000 shares of Preferred Stock, none of which will be issued and outstanding. All of the issued and outstanding shares of common stock of Entertainment Boulevard are duly authorized, validly issued, fully paid and nonassessable. When issued in accordance with the terms of this Agreement, the Entertainment Boulevard Shares shall be duly authorized, validly issued, fully paid and nonassessable. Other than the approximately 15,000,000 stock options and/or warrants issued and outstanding, none of which is exercisable for less than $0.38 per share, there are no outstanding warrants, options or other rights to purchase or acquire from Entertainment Boulevard, or exchangeable for or convertible into, any securities of Entertainment Boulevard. The issuance, sale and delivery of the Entertainment Boulevard Shares are not subject to any preemptive right of stockholders of Entertainment Boulevard, or to any right of first refusal or other right in favor of any person.

     8.4 LITIGATION. Except as set forth on Schedule 8.4, there is not any action, suit, proceeding or investigation pending or, to the best knowledge of Entertainment Boulevard, threatened against Entertainment Boulevard which questions the right of Entertainment Boulevard to consummate the transactions contemplated hereby or which would relate in any way to the Entertainment Boulevard Content delivered pursuant to Section 4.1.

     8.5 TITLE TO PROPERTIES. Other than any lien in respect to current taxes not yet due and payable, Entertainment Boulevard has good and marketable title to (i) all properties (other than leased properties) and assets necessary to its business as presently conducted and as proposed to be conducted; and (ii) all of its properties and assets, free and clear of all mortgages, security interests, liens, restrictions or encumbrances.

     8.6 CONTENT. Entertainment Boulevard is the owner of all right, title and interest in and to or duly authorized and licensed to use each item of Entertainment Boulevard Content, free and clear of all Liens, other than Permitted Liens.

     8.7 SECURITIES LAWS. The offer, issuance and sale to FMiTV of the Entertainment Boulevard Shares by Entertainment Boulevard are, and will be as of each such subsequent issuance as described herein, exempt from the registration and prospectus delivery requirements of the Securities Act (as defined hereafter) and will be, as of each such subsequent issuance as described herein, exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state blue sky and securities laws.

     8.8 HARDWARE. Entertainment Boulevard is the owner of all right, title and interest in and to the Hardware, free and clear of all Liens, other than Permitted Liens.

     8.9 BANK ACCOUNT. Entertainment Boulevard does not have outstanding any debt instruments which are secured by Entertainment Boulevard's cash, cash equivalents or accounts, and at the Closing and thereafter FMiTV will have a first priority security interest in and to the Bank Account and the content thereof.

     8.10 VALIDITY. This Agreement has been duly executed and delivered by Entertainment Boulevard and constitutes the legal, valid and binding obligation of Entertainment Boulevard, enforceable in accordance with its terms.

     8.11 MATERIAL CONTRACTS. Schedule 3.3 contains a true, accurate and complete list of all of Entertainment Boulevard's Material Contracts and each of the copies of the Material Contracts which Entertainment Boulevard provided FMiTV are true and correct copies of the execution versions of such Material Contracts.

     8.12 NECESSARY CONSENTS. The use by FMiTV of the Entertainment Boulevard Trademarks in the manner contemplated by this Agreement will not violate the rights of any third party and will not give rise to any claim of such violations, including without limitation, claims of trademark infringement.

     8.13 INTELLECTUAL PROPERTY. Except as set forth on Schedule 8.13, as of the date hereof:

          a. Entertainment Boulevard is the owner of all right, title and interest in and to each item of its Intellectual Property, free and clear of all Liens, other than Permitted Liens;

          b. all patents, copyrights and other state and federal registrations and all applications therefor listed in the Entertainment Boulevard Disclosure Schedule are valid and in full force and effect and are not subject to any Taxes, maintenance fees or actions falling due within 90 days after the date hereof;







          c. there are no pending claims, actions, judicial or other adversary proceedings, disputes or disagreements involving Entertainment Boulevard concerning any item of its Intellectual Property, and, to the Knowledge of Entertainment Boulevard, no such action, proceeding, dispute or disagreement is threatened;

          d. Entertainment Boulevard has the right and authority to use each item of its Intellectual Property in perpetuity in connection with the conduct of its business; such use did not and will not conflict with, infringe upon, or violate any patent or other proprietary right of any other person, and Entertainment Boulevard has not infringed and is not now infringing any proprietary right belonging to any other Person;

          e. with respect to each trade secret comprising a part of the Intellectual Property of Entertainment Boulevard, such trade secret is valid and protectable, and such trade secret's documentation is current, accurate and sufficient in detail and content to identify and explain it, and to allow its full and proper use without reliance on the special knowledge or memory of others;

          f. Entertainment Boulevard has taken all reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets; and

          g. all trade secrets of Entertainment Boulevard are presently valid and protectable, and are not part of the public knowledge or literature, nor to the Knowledge of Entertainment Boulevard have they been used, divulged or appropriated for the benefit of any Person other than Entertainment Boulevard.

     8.14 AGREEMENTS. As of the date hereof:

          a. except with respect to any breach or default by Entertainment Boulevard thereunder, each Material Contract is the valid and binding obligation of the other contracting party enforceable in all material respects in accordance with its terms against the other contracting party and is in full force and effect; and all rights of Entertainment Boulevard thereunder are owned free and clear of any Liens, other than Permitted Liens; and

          b. Entertainment Boulevard is not a party to, nor bound by, any Contract, or any provision of its Certificate of Incorporation or bylaws which
(i) restricts the conduct of its business anywhere in the world or (ii) contains any unusual or burdensome provisions which could reasonably be expected to have a Material Adverse Effect upon its condition (financial or otherwise), assets, liabilities, business, operations or prospects.

     8.15 FULL DISCLOSURE. All documents and other materials delivered to FMiTV by or on behalf of Entertainment Boulevard in connection with this Agreement and the transactions contemplated herein are accurate, complete and authentic. Furthermore, the information furnished to FMiTV by or on behalf of Entertainment Boulevard in connection with this Agreement and the transactions contemplated herein does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which they are made, not false or misleading. No investigation by FMiTV shall, however, diminish or obviate in any way, or affect FMiTV's right to rely upon, any of the representations, warranties, covenants or agreements of Entertainment Boulevard or FMiTV contained in this Agreement or in any other Entertainment Boulevard Document.

     8.16 SECURITIES FILINGS. None of the filings made by Entertainment Boulevard under the Securities Act or the Exchange Act make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IX
                     REPRESENTATIONS AND WARRANTIES OF FMITV

     FMiTV represents and warrants to Entertainment Boulevard that:

     9.1  Organization; Authority; Due Authorization.

          a. FMiTV is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act").

          b. FMiTV has sufficient knowledge and experience in investing in companies similar to Entertainment Boulevard in terms of Entertainment Boulevard's stage of development so as to be able to evaluate the risks and merits of FMiTV's investment in Entertainment Boulevard and is able financially to bear the risks thereof.

          c. FMiTV has had an opportunity to discuss Entertainment Boulevard's business, management and financial affairs with Entertainment Boulevard's management.

          d. The Entertainment Boulevard Shares are being acquired by FMiTV for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

          e. The consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach of or default under the terms, conditions or provisions of any judgment, order, injunction or decree, or of any contract or agreement, to which FMiTV is a party or by which FMiTV may be bound.

          f. FMiTV understands that (i) the Entertainment Boulevard Shares have not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 promulgated under the Securities Act, (ii) the Entertainment Boulevard Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the Entertainment Boulevard Shares will bear a legend to such effect.

                                    ARTICLE X
                               REGISTRATION RIGHTS

     10.1 If, within three (3) years from the date hereof, Entertainment Boulevard shall propose to file a registration statement (other than on Form S-8 or Form S-4) with respect to any shares of its common stock on a form suitable for a secondary offering, it will give notice in writing to such effect to FMiTV or its transferee or assignee ("Holder") at least ten (10) days prior to such filing, and, at the written request of any such registered Holder made within five (5) days after the receipt of such notice, will include therein at Entertainment Boulevard's cost and expense such of the shares of Entertainment Boulevard Common Stock issued or issuable upon conversion of the Entertainment Boulevard Shares (the "Registrable Shares") as such Holder(s) shall request; provided, however, that if the offering being registered by Entertainment Boulevard is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of such Registrable Shares would materially and adversely affect the sale of the securities to be sold by Entertainment Boulevard thereunder, then Entertainment Boulevard shall be required to include in the offering only that number of securities, including such Registrable Shares, which the underwriters determine in their reasonable discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder, but in no event shall the percentage of Registrable Shares included in the offering be less than the percentage of securities included in the offering by any other single selling stockholder).

     10.2 Whenever Entertainment Boulevard undertakes to effect the registration of any of the Registrable Shares, Entertainment Boulevard shall, as expeditiously as reasonably possible:

     10.3 Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Registrable Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Registrable Shares covered by the registration statement have been sold or (B) two hundred seventy (270) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, Entertainment Boulevard will furnish to each Holder of Registrable Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and Entertainment Boulevard will not file such registration statement or any amendment thereto or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

     10.4 Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in
Section 10.3 and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

     10.5 Furnish to the selling Holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Shares owned by them.

     10.6 Use its best efforts to register and qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Registrable Shares owned by such Holder, in such jurisdictions; provided, however, that Entertainment Boulevard shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

     10.7 Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, Entertainment Boulevard will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

     10.8 Provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement.

     10.9 Enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including, without limitation, effecting a stock split or a combination of shares).

     10.10 Make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of Entertainment Boulevard, and cause the officers, directors, employees and independent accountants of Entertainment Boulevard to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     10.11 Promptly notify the selling Holder(s) and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by Entertainment Boulevard of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

     10.12 Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

     10.13 Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold and not bearing any restrictive legends, and enable such Registrable Shares to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of the Registrable Shares to the underwriters.

     10.14 Provide a CUSIP number for all the Registrable Shares not later than the effective date of the registration statement.

     10.15 Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (A) make such representations and warranties to the selling Holder(s) and the underwriters, if any, with respect to the Registrable Shares and the registration statement as are customarily made by issues in primary underwritten offerings; (B) use its best efforts to obtain "cold comfort" letters and updates thereof from Entertainment Boulevard's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (C) deliver such documents and certificates as may be reasonably requested (1) by the holders of a majority of the Registrable Shares being sold, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Entertainment Boulevard; and (D) obtain opinions of counsel to Entertainment Boulevard and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the selling Holders and underwriters or their counsel. Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein). If for any reason Entertainment Boulevard's counsel is unable to give such opinion, Entertainment Boulevard shall so notify the Holders of the Registrable Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

     10.16 Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security Holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Registrable Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters by such an offering; beginning with the first month of the first fiscal quarter of Entertainment Boulevard commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

     10.17 After the date hereof, Entertainment Boulevard shall not grant to any holder of securities of Entertainment Boulevard any registration rights which would otherwise have a priority greater than those granted to holders pursuant to this Agreement without first revising the registration rights granted to holders pursuant to this Agreement to provide such holder with equal priority.

     10.18 Entertainment Boulevard's obligations under Section 10.1 above with respect to each holder of Registrable Shares are expressly conditioned upon such holders furnishing to Entertainment Boulevard in writing such information concerning such holder and the terms of such holder's proposed offering as Entertainment Boulevard shall reasonably request for inclusion in the registration statement and entering into such customary underwriting agreements and lock-up agreements in customary form in the event of underwritten offerings. If any registration statement including any of the Registrable Shares is filed, then Entertainment Boulevard shall indemnify each holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the Registrable Shares expressly for use in connection with such registration statement; and such holder shall indemnify: Entertainment Boulevard (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls Entertainment Boulevard within the meaning of the Securities Act, each underwriter for Entertainment Boulevard and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to Entertainment Boulevard by such holder of the Registrable Shares expressly for inclusion in such registration statement.

                                   ARTICLE XI
                           ADDITIONAL RIGHTS OF FMITV

     11.1 Until the later of (i) the termination of this Agreement, or (ii) the date on which FMiTV owns less than ten percent (10%) (on an as-converted basis) of the common stock of Entertainment Boulevard, FMiTV shall have the right to designate an observer to the Board of Directors of Entertainment Boulevard, and Entertainment Boulevard shall have the obligation to appoint such designee as an observer to the Board of Directors.

     11.2 In the event Entertainment Boulevard receives a bona fide third-party offer for the sale of the Entertainment Boulevard Channel during the Term, Entertainment Boulevard shall deliver to FMiTV a written notice (the "Disposition Notice") stating the price and basic terms and conditions of the offer, including the identity of the third-party offeror. The Disposition Notice shall certify that Entertainment Boulevard has received a firm offer from the third party offeror and in good faith believes a binding agreement for the transfer is obtainable on the terms set forth in the Disposition Notice. The Disposition Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer. Within fifteen (15) days of the Disposition Notice, however, FMiTV shall have the first right, but not the obligation, to purchase the Entertainment Boulevard Channel at the price, and on the basic terms and conditions stated in the Disposition Notice. If FMiTV, within such fifteen (15) day period, elects to exercise its option to purchase the Entertainment Boulevard Channel, it shall give written notice of such election to Entertainment Boulevard. Should FMiTV fail to purchase the Entertainment Boulevard Channel within said fifteen (15) day period, Entertainment Boulevard shall be permitted to sell the Entertainment Boulevard Channel to the buyer specified in the Disposition Notice subject to FMiTV's request to participate in such sale; provided, however, that such sale shall not be at a price, or any other basic terms and conditions, less favorable to Entertainment Boulevard than as specified in the Disposition Notice.

                                   ARTICLE XII
                                   ASSIGNMENT

     Neither party may assign this Agreement, or any of its rights hereunder, or delegate any of its duties under this Agreement without the prior written consent of the other party which consent shall not be unreasonably withheld or delayed; provided, however, that FMiTV may assign its rights and delegate its duties to any of its affiliates.

                                  ARTICLE XIII
                         INTELLECTUAL PROPERTY OWNERSHIP

     Each party hereby covenants and agrees that the Intellectual Property Rights of the other party are and shall remain the sole and exclusive property of that party, and that neither party shall hold itself out as having any ownership rights with respect thereto or, except as specifically granted hereunder, any other rights therein. In addition, except as expressly permitted hereunder, each party hereby covenants and agrees that it will make no use of the Intellectual Property Rights of the other party. Any and all goodwill associated with any such Intellectual Property Rights shall inure directly and exclusively to the benefit of the owner thereof.

                                   ARTICLE XIV
                                 INDEMNIFICATION

     14.1 INDEMNIFICATION BY ENTERTAINMENT BOULEVARD. Entertainment Boulevard will indemnify and hold FMiTV and its directors, officers and shareholders, harmless against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, reasonable costs and expenses (including reasonable attorneys' fees) (any or all of the foregoing hereinafter referred to as "Losses") insofar as such Losses (or actions in respect thereof) arise out of or are based on a claim from a third party relating to or arising out of (i) any breach by Entertainment Boulevard of any covenant or any representation or warranty made in this Agreement, (ii) FMiTV's use of Entertainment Boulevard trademarks, Content as delivered by Entertainment Boulevard and any third party intellectual property rights licensed to Entertainment Boulevard, including any infringement of any third party's intellectual property rights with respect thereto, (iii) any claims or disputes from Employees of Entertainment Boulevard who are not Transferred Employees, or (iv) any claims arising from the operation of the Entertainment Boulevard business brought by any third party, including any shareholder of Entertainment Boulevard arising from any matter related to Entertainment Boulevard occurring prior to or during the term of this Agreement except for claims exclusively based upon the fulfillment of the obligations of FMiTV pursuant to this Agreement. Any payment hereunder shall be subject to setoff against any amounts owed by FMiTV under Article II.

     14.2 INDEMNIFICATION BY FMITV. FMiTV will indemnify and hold Entertainment Boulevard and its directors, officers and shareholders, harmless against any and all Losses insofar as such Losses (or actions in respect thereof) arise out of or are based on a claim from a third party relating to or arising out of (i) any breach by FMiTV of any covenant or any representation or warranty made in this Agreement, or (ii) any willful misconduct or gross negligence by FMiTV in connection with its operation of the Entertainment Boulevard Channel.

                                   ARTICLE XV
                                   DISCLAIMERS

     FMiTV makes no representation that the operation of its Site will be uninterrupted or error free, and such party will not be liable for the consequences of any interruptions or errors.

                                   ARTICLE XVI
                                  MISCELLANEOUS

     16.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflict of law principles thereof.

     16.2 CHOICE OF VENUE. The parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted in a state or federal court of competent jurisdiction in the County of Los Angeles, State of California, (ii) waive any objection which they may have now or hereafter to the laying of venue of (a) any such suit, action or proceeding in a court of competent jurisdiction in the County of Los Angeles, State of California or (b) in the case of an arbitration, the arbitration in said county, and hereby consent to the jurisdiction (both in personal and subject matter) of said court and /or such arbitration panel, and (iii) irrevocably submit to the exclusive jurisdiction of (x) the United States District of California or of any court of the State of California located in the county of Los Angeles, in any suit, action or proceeding or (y) in the case of an arbitration, the arbitration in said county.

     16.3 ARBITRATION. The exclusive method for resolving any disputes, controversies or claims of any nature, including those arising out of or relating to this Agreement, or the making, validity, interpretation, performance or breach of this Agreement, shall be arbitration in Los Angeles, California, under the commercial arbitration rules of the American Arbitration Association. The single arbitrator shall have the power to award any and all remedies and relief whatsoever that is deemed appropriate under the circumstances, including, without limitation, money damages and equitable relief. The award shall be final, binding and enforceable, and may be enforced by any court of competent jurisdiction. The procedure whereby the evidence (oral and/or written) relating to the matter is presented in the arbitration shall be as agreed to by the parties, and in the absence of such agreement, shall be as determined by the arbitrator; provided, that each party shall have the right to discovery, to call witnesses and to cross-examine (either through legal counsel, expert witnesses or both). The decision of the arbitrator shall be rendered within thirty (30) days following the conclusion of the arbitration proceeding, but in the event that the arbitrator does not render an award within such period the arbitrator shall nonetheless retain jurisdiction of the matter for the purpose of making and award as soon as reasonably possible. Such arbitration proceedings shall be the exclusive means to resolve any disputes, controversies or claims between the parties; provided, however, that either party shall have the right to seek temporary and/or preliminary injunctive relief in any court of competent jurisdiction to enjoin violations of this Agreement pending final resolution of the controversy in arbitration. Pending receipt of the arbitrator's decision, this Agreement shall remain in full force and effect and the parties hereto shall continue to perform their respective obligations hereunder.

     16.4 ATTORNEYS' FEES. In any action or proceeding in connection herewith (at law or at equity), the court in such action shall award a reasonable sum as attorneys' and accounting fees and costs to the prevailing party.

     16.5 FURTHER ASSURANCES. Each party shall execute and deliver to any other party such other agreements, instruments and documents, and shall take such other acts or actions, as reasonably may be requested by such other party, in order to effectuate fully the transactions contemplated by this Agreement, promptly upon request therefor.

     16.6 PARTIAL INVALIDITY. In the event that any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein, except where such construction would result in an undue hardship upon a party hereto or constitute a substantial diversion from the general intent and purpose of the parties as reflected in this Agreement.

     16.7 INDEPENDENT CONTRACTOR. In performing its obligations hereunder, FMiTV shall be acting as an independent contractor and not as an employee or agent of Entertainment Boulevard. Nothing contained herein shall constitute a partnership or joint venture between the parties hereto.

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

     16.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreement, written and oral, with respect thereto. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by both parties.

     16.9 NOTICES. Any and all notices and other communications to either party hereunder shall be in writing and deemed delivered (i) upon receipt if by hand, overnight courier or telecopy (provided that in the event of a telecopy, concurrently therewith a copy is mailed in accordance with clause (ii) hereof) and (ii) three days after mailing by first class, certified mail, postage prepaid, return receipt requested (1) if to Entertainment Boulevard to Pierre Narath, c/o Touchstone, 1538 Turnpike Street, North Andover, Massachusetts 01845, telecopier No.: (978) 682-2859, with a copy to Richman, Mann, Chizever, Phillips & Duboff, 9601 Wilshire Boulevard, Penthouse, Beverly Hills, California 90210, Attention: Gerald M. Chizever, Esq., telecopier No.: (310) 274-2831, and
(2) if to FMiTV, 3400 Riverside Drive, Penthouse, Burbank, California 96505,
Attention: Laurence Norjean, telecopy no (818) 295-5450, with a copy to Loeb & Loeb LLP, 10100 Santa Monica Boulevard, Suite 2200, Los Angeles, California, 90067-4164, Attention: David Ficksman, Esq., telecopier number: (310) 282-2192, or to such other address for a party as shall be specified by like notice.

     16.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

     16.11 SEVERABILITY. Each provision of this Agreement shall be considered severable and if, for any reason, any provision hereof is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by any court or agency having valid jurisdiction, such provision shall be given the maximum permissible effect, and such invalidity or illegality shall not impair the operation or affect the remaining provisions of this Agreement; and the latter shall continue to be given full force and effect and bind the parties hereto and such invalid provisions shall be deemed not to be a part of this Agreement.

     16.12 FORCE MAJEURE. Neither party shall be liable to fulfill its obligations hereunder, or for delays in performance, due to causes beyond its reasonable control, including, but not limited to, acts of God, acts or omissions of civil or military authority, fires, strikes, floods, epidemics, riots or acts of war.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


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

                              ENTERTAINMENT BOULEVARD, INC.
                              a Nevada corporation


                              By:
                                 ------------------------------------
                                 Name:
                                 Title: President


                              FMiTV NETWORKS, INC.
                              a Delaware corporation


                              By:
                                 ------------------------------------
                                 Name:
                                 Title: President





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